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                                                                   Exhibit 99.12



                                                             Date 4-13-00

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

We have reviewed and agree to the display of our logo, brand image, and/or screen shot on the inside cover art for ScreamingMedia.com, Inc.'s prospectus, as filed with the Securities and Exchange Commission.

                                             Sincerely,

                                             /s/ Rob Brill
                                                 ------------------------------
                                             "BRILL'S MUTUAL FUNDS INTERACTIVE"
                                             BRILL EDITORIAL SERVICES, INC.
                                               Company